UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

A. Jeffry Robinson, Esq. Broad & Cassel 2 South Biscayne Boulevard Miami, FL 33131 (305) 373-9400	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Perry Ellis International, Inc., a Florida corporation (“Perry Ellis” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders scheduled to be held on Friday, July 17, 2015, at a time and location still to be determined, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). Perry Ellis has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Press Release Issued on May 20, 2015

Attached hereto is a press release issued by Perry Ellis on May 20, 2015 announcing a leadership succession plan, pursuant to which George Feldenkreis, who founded the Company in 1967 and has served as Chief Executive Officer and Chairman of the Board since 1993, will transition from his role as Chief Executive Officer following the expiration of his employment contract on January 30, 2016. He will serve as Executive Chairman of the Board with an integral role in strategic planning and the development of M&A, international, licensing and other growth opportunities where his experience and extensive knowledge of Perry Ellis and the apparel industry can help the Company create value for its shareholders. Oscar Feldenkreis, who has been involved in all aspects of the Company’s operations since joining the Company full-time in 1980 and has served as President and Chief Operating Officer since 1993, will become Perry Ellis’ Chief Executive Officer at the beginning of the next fiscal year.

Important Additional Information And Where To Find It

Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, filed with the SEC on April 30, 2014. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Perry Ellis intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

[PRESS RELEASE ISSUED ON MAY 20, 2015

BY PERRY ELLIS INTERNATIONAL, INC.]

Perry Ellis International Announces Leadership Succession Plan

President and Chief Operating Officer Oscar Feldenkreis to Become CEO in 2016

Founder, Chairman and CEO George Feldenkreis to Serve as Executive Chairman of the Board of Directors

MIAMI, FL, May 20, 2015 – Perry Ellis International, Inc. (Nasdaq: PERY) (“Perry Ellis” or the “Company”), a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances, today announced a leadership succession plan that it intends to implement at the beginning of the next fiscal year.

George Feldenkreis, who founded the Company in 1967 and has served as Chief Executive Officer and Chairman of the Board since 1993, has indicated that, after an esteemed career of 50 years leading the Company, he intends to transition from his role as Chief Executive Officer following the expiration of his employment contract on January 30, 2016. He will serve as Executive Chairman of the Board with an integral role in strategic planning and the development of M&A, international, licensing and other growth opportunities where his experience and extensive knowledge of Perry Ellis and the apparel industry can help the Company create value for its shareholders. Oscar Feldenkreis, who has been involved in all aspects of the Company’s operations since joining the Company full-time in 1980 and has served as President and Chief Operating Officer since 1993, will become Perry Ellis’ Chief Executive Officer at the beginning of the next fiscal year.

George Feldenkreis said, “I am extremely proud of what we have accomplished over the past half century, particularly the value that we have created for all our stakeholders. We have grown from being a small importer of guayaberas and children’s wear in 1967 to being a leading international designer and distributor of globally recognized apparel brands. For the past two years, we have worked very hard to return the Company to a more profitable path. Given the success of our strategic initiatives, the significant improvements in our financial performance and outlook that we discussed in our recent earnings call, our stock price appreciating approximately 87% over the past twelve months and currently trading at its highest level in four years, and the groundwork being laid for us to have one of the strongest boards in the apparel industry following our 2015 Annual Meeting of Shareholders, now is the right time for us to put a formal succession plan in place to ensure a smooth leadership transition.”

He added, “I have worked closely with Oscar since he joined Perry Ellis 35 years ago and watched first-hand and with great pride the significant role he has played in the Company’s growth and success. I am very confident in his ability to lead the Company as its new Chief Executive Officer and drive the next era of disciplined growth and shareholder value creation. I have never been more optimistic about the Company’s future growth prospects. I look forward to continuing to be actively involved in Perry Ellis as its Executive Chairman of the Board, where I will focus my time on corporate strategy and developing M&A, international and licensing opportunities, and other areas where the Board feels my experience and extensive knowledge of Perry Ellis and the apparel industry can help the Company create value for our shareholders. I also plan to become even more active in many of the philanthropic initiatives I have supported for decades.”

Joseph P. Lacher, Lead Independent Director of the Perry Ellis Board, said, “George Feldenkreis is a great American success story. With close to a billion dollars in annual revenues today, Perry Ellis originated as a small family business that George, an émigré from Cuba with a young family and no money to his name, started more than 50 years ago after fleeing Fidel Castro’s rise to power. In a remarkable display of commitment, determination, integrity and ingenuity, George built Perry Ellis into an apparel industry powerhouse. He was one of the early pioneers in international sourcing and development, making his first business trip to Japan in the early 1960s – in fact, it was George’s early vision with respect to the future of Asia that gave him the idea of building his company and creating the network of overseas offices that went on to become one of the best sourcing organizations in the industry. Today, many of the brands that make up the Perry Ellis portfolio are synonymous with American fashion. George’s knowledge of the apparel business, his ability to deliver outstanding products at great value that resonate with consumers and his commitment and dedication have positioned the Company as an apparel industry leader that has generated significant value for our shareholders. The Board is very pleased that George will continue to be actively involved in Perry Ellis as Executive Chairman so that we will continue to benefit from his strategic insights and extensive knowledge of the Company and the apparel industry.”

Joe Arriola added, “Other than George, no one knows Perry Ellis better than Oscar Feldenkreis, who has served as its President, Chief Operating Officer and a member of the Board for many years. On behalf of the entire Board, I am confident that Oscar’s extensive knowledge of and experience with the Company, his deep understanding of the apparel industry, and his extensive network of relationships within the industry, together with his strong commitment, dedication and work ethic, make him the ideal candidate to lead Perry Ellis as it enters its next era of growth and value creation. Oscar has been involved in all aspects of the Company’s operations, starting in sales in 1980 and shortly after expanding his work to sourcing in Asia. He has a keen understanding and fashion taste that has helped him to be the driving force of the revenue expansion of the company, building close, productive relationships with the leaders of the retail industry.”

Oscar Feldenkreis said, “I am honored to have the opportunity to serve as Perry Ellis’ next CEO. We have made considerable progress over the past years to drive revenues and improve profitability, and I believe there is more to be accomplished. Going forward, we will remain focused on continuing to meet the changing needs of our consumers and to grow and build value for our shareholders by optimizing our portfolio, driving international growth, expanding our direct-to-customer footprint, expanding gross-margins and generating additional cost savings. I look forward to working closely with the Board, our talented management team and our over 2,600 employees as we continue to move the Company forward and create even more value for our shareholders.”

About George Feldenkreis

George Feldenkreis founded Perry Ellis as Supreme International Corp. in Miami in 1967 after fleeing Castro’s rise to Cuba in 1961. He has been involved in all aspects of the Company’s operations since that time. In its early years, then privately-held, Supreme International focused on wholesale men’s apparel, importing guayaberas – the pleated, four-pocket shirts which are one of the most authentic symbols of Latin culture. Supreme International eventually expanded into sport shirts and began producing original designs, reaching beyond the Hispanic market in Florida and Puerto Rico. George, together with Oscar, transformed the business model in favor of branded apparel and multi-channel distribution. The Company launched its first major brand in 1990, followed by its initial public offering in 1993. In 1999, the Company acquired the powerhouse Perry Ellis brand and changed its name to Perry Ellis International. Under George’s leadership, the Company has grown from $33 million in sales in fiscal 1992 to $890 million in fiscal 2015 with well-known men’s and women’s apparel brands.

George served as President and a director until February 1993, at which time he was elected Chairman of the Board and Chief Executive Officer. He is a is a trustee of the University of Miami and a member of the board of directors of the Greater Miami Jewish Federation, the Simon Wiesenthal Center, and American Friends of Rambam Medical Center. He holds a Juris Doctorate from the University of Havana, an honorary Doctor of Laws from Babson College and an honorary Associate of Arts and Letters from Miami Dade Community College.

About Oscar Feldenkreis

Oscar Feldenkreis has been involved in all aspects of Perry Ellis’ operations for over 35 years. In 1980, Mr. Feldenkreis joined what was then Supreme International as an account executive. He was elected President and Chief Operating Officer in February 1993 and elected Vice Chairman of the Board in March 2005. He has played a key role in expanding the scope of the business beyond private-label distribution as Perry Ellis successfully branched into branded men’s and women’s apparel. His extensive experience in the apparel business, including marketing, branding, sales and manufacturing, has enabled Perry Ellis to become one of the leaders in the industry. He is an active Industry Advisory Board Member for the Jay H. Baker Retailing Center Wharton School of the University of Pennsylvania. He is involved in numerous local and national civic causes, and is currently on the Advisory Board of My Mela and President of the Friends of the Israel Defense Forces (FIDF) in South Florida. His philanthropic involvement extends to local and national civic causes, including the United Way, Temple Menorah, Young Presidents Organization (YPO/WPO) and many others. Most recently, Oscar was honored with the National Human Relations award given by the American Jewish Committee, the 2008 Entrepreneur of the Year Award from the University of Pennsylvania’s Wharton School of Business, the 2010 Achievement Award from Kids in Distressed Situations (K.I.D.S.) presented at the American Apparel and Footwear Association’s K.I.D.S. Gala where Oscar was an honoree and the 2012 Father of the Year Award from Save the Children.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, John Henry®, Manhattan®, Axist®, and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” or “target” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’

plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as otherwise required by the federal securities laws.

Important Additional Information And Where To Find It

Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, filed with the SEC on April 30, 2014. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Perry Ellis intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders

will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

Contact

Investor Contacts:

Dan Burch / Bob Marese

MacKenzie Partners Inc.

(212) 929-5500

Allison Malkin

Senior Managing Director

ICR

203-682-8225

Media Contacts:

Dan Katcher / Matthew Sherman / Sharon Stern

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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